Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33998) pertaining to the Westinghouse Air Brake Technologies Corporation Savings Plan for Hourly Employees of our report dated June 6, 2003, with respect to the 2002 financial statements of the Westinghouse Air Brake Technologies Corporation Hourly Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Pittsburgh, PA

June 28, 2004